UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

The New York Times Company
(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 11, 2011, The New York Times Company (the “Company”) gave notice to the holders of its 14.053% senior unsecured notes due January 15, 2015 (the “Notes”) of its election to prepay, in full, all $250 million outstanding aggregate principal amount of the Notes on August 15, 2011 (the “Prepayment Date”).  The Notes were originally issued pursuant to a Securities Purchase Agreement, dated as of January 19, 2009, between the Company and Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria Carso”) and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Banco Inbursa”).  In accordance with the terms of the Securities Purchase Agreement, the Company will make an estimated prepayment of approximately $279 million, comprising (1) the $250 million aggregate principal amount of the Notes, (2) approximately $3 million representing all interest that will be accrued and unpaid on the Notes to the Prepayment Date, and (3) a make-whole premium amount of approximately $26 million due in connection with the prepayment (the actual amount of the make-whole premium will be computed two business days prior to the Prepayment Date).  As a result of this prepayment, the Company expects to record an estimated charge of $46 million ($27 million after tax) in the third quarter of 2011 and to save in excess of $39 million annually in interest expense through January 15, 2015.  The Company will fund the prepayment from available cash.

Inmobiliaria Carso and Banco Inbursa continue to hold warrants to purchase 15,900,000 shares of the Company’s Class A common stock, par value $0.10 per share, at a price of $6.3572 per share, that were issued under the Securities Purchase Agreement concurrently with the Notes.  These warrants are exercisable at the holder’s option at any time and from time to time, in whole or in part, until January 15, 2015.

A copy of the press release announcing the Company’s election to prepay in full all of the outstanding Notes on August 15, 2011, is attached as Exhibit 99.1 and is incorporated herein by reference.

Except for the historical information contained herein, the matters discussed in this report are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets, material increases in newsprint prices and the development of our digital businesses. They also include other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 26, 2010. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
Exhibit 99.1	The New York Times Company Press Release dated July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date:	July 13, 2011	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President and General
Counsel

Exhibit List

Exhibit Number	Description
Exhibit 99.1	The New York Times Company Press Release dated July 13, 2011